Exhibit 99.1

EDOC ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF

SPECIAL MEETING OF SHAREHOLDERS ON

PROPOSED BUSINESS COMBINATION

Victor, NY, Feb. 27, 2024 (GLOBE NEWSWIRE) -- EDOC Acquisition Corp. (Nasdaq: ADOC) (“EDOC”) announced today that it has postponed its extraordinary general meeting of its shareholders (the “Meeting”) to approve its proposed initial business combination, which was re-scheduled from February 26, 2024 to February 28, 2024, has been further postponed to 4:30p.m. Eastern Time, on Tuesday, March 5, 2024. At the Meeting, shareholders of EDOC will be asked to vote on proposals to approve, among other things, its proposed initial business combination with Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (“Pubco”), pursuant to a Business Combination Agreement by and among EDOC, American Physicians LLC, a Delaware limited liability company, AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), Australian Oilseeds Investments Pty Ltd., ACN 158 999 949, an Australian proprietary company (“AOI”), Gary Seaton, in his capacity as the representative for the Sellers in accordance with the terms and conditions of the Business Combination Agreement, dated as of December 5, 2022 (as amended on March 31, 2023 and December 7, 2023, and as may be further amended, the “Business Combination Agreement”) and the other parties thereto (the “Proposed Business Combination”). There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Meeting.

The reason for the postponement is that AOI is engaged in additional negotiations regarding potential financing to occur in connection with the closing of the Proposed Business Combination.

As a result of this change, the Meeting will now be held at 4:30p.m. Eastern Time on Tuesday, March 5, 2024, via the live webcast at https://www.cstproxy.com/edocacquisition/2024. The record date for holders of EDOC’s shareholders for voting in the Meeting remains February 2, 2024 (the “Record Date”).

If stockholders have any questions or need assistance please contact Advantage Proxy, EDOC’s proxy solicitor, by telephone at (877) 870-8565 or by email at ksmith@advantageproxy.com. EDOC shareholders who hold shares in "street name" (i.e., shareholders whose shares are held of record by a broker, bank, or other nominee) should contact their broker, bank, or nominee to ensure that their shares are voted.

About Australian Oilseeds Investments Pty Ltd.

Australian Oilseeds Investments Pty Ltd. (the “Company”) is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company has grown to the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

About EDOC Acquisition Corp.

EDOC Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer. In November 2020, EDOC consummated an initial public offering of 9 million units, each unit consisting of one Class A ordinary share, one right to receive one-tenth (1/10th) of a Class A ordinary share, upon the consummation by EDOC of its Business Combination and one redeemable warrant, each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release relates to the Business Combination between Australian Oilseeds and EDOC. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, Australian Oilseeds and EDOC, and/or a successor entity of the transaction has filed or will file relevant materials with the SEC, including a Registration Statement on Form F-4, which was declared effective by the SEC on February 6, 2024, which includes a proxy statement/prospectus of EDOC. The definitive proxy statement/prospectus will be filed with the SEC promptly following the date of this press release and will be sent to all EDOC shareholders. Australian Oilseeds and EDOC, and/or a successor entity of the transaction will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of EDOC are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Australian Oilseeds and EDOC, or any successor entity of the transaction through the website maintained by the SEC at www.sec.gov.

The documents filed or that will be filed by EDOC with the SEC also may be obtained free of charge upon written request to EDOC Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, NY 14564 or via email to EDOC’s chief executive officer, Kevin Chen at kevin.chen@edocmed.net.

The documents filed or that will be filed by Australian Oilseeds with the SEC may be obtained free of charge upon written request to SEC at www.sec.gov or by directing a request to Australian Oilseeds, 126 – 142 Cowcumbla Street, Cootamundra, Australia or via email to Australian Oilseeds’ Chief Financial Officer, Bob Wu at bob@energreennutrition.com.au.

Participants in the Solicitation

Australian Oilseeds, EDOC and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from EDOC’s shareholders in connection with the proposed transaction. Additional information regarding the identity of all potential participants in the solicitation of proxies to EDOC’s shareholders in connection with the Business Combination and other matters to be voted upon at EDOC’s shareholder meeting, and their direct and indirect interests, by security holdings or otherwise, is set forth in EDOC’s proxy statement/prospectus. Investors may obtain such information by reading such proxy statement/prospectus.

Non-Solicitation

This press release is for informational purposes only and relates to the proposed Business Combination between Australian Oilseeds and EDOC and is not intended and does not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer or invitation for the sale or purchase of the securities, assets or the business of EDOC or Australian Oilseeds, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the related financing transactions and the projected future financial performance of Pubco’s operating companies following the proposed Business Combination and related financing transactions; (3) changes in the market for Pubco’s products and services and expansion plans and opportunities; (4) Pubco’s unit economics; (5) the sources and uses of cash of the proposed Business Combination and the related financing transactions; (6) the anticipated capitalization and enterprise value of Pubco’s following the consummation of the proposed Business Combination and related financing transactions; (7) the projected technological developments of Pubco and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination and the related financing transactions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Pubco’s and EDOC’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Pubco, the Company and EDOC. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or the related financing transactions; the risk that the Business Combination or the PIPE disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination or the related financing transactions; the ability to obtain or maintain the listing of Pubco’s securities on The Nasdaq Global Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination and the related financing transactions; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information; the Company’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; the Company’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to the Company’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between the Company and its employees; the Company’s ability to successfully collaborate with business partners; demand for the Company’s current and future offerings; risks that orders that have been placed for the Company’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that the Company is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to the Company’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination or the related financing transactions, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or the related financing transactions; the outcome of any legal proceedings that may be instituted against the Company, EDOC or Pubco or other in connection with the proposed Business Combination or related financing transactions; the ability of the Company to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by the Company’s peers and competitors; and those risk factors discussed in documents of Pubco and EDOC filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

There may be additional risks that Pubco, EDOC or the Company presently know or that Pubco, EDOC or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EDOC’s, Pubco’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. EDOC, Pubco and the Company anticipate that subsequent events and developments will cause EDOC’s, Pubco’s and the Company’s assessments to change. However, while EDOC, Pubco and the Company may elect to update these forward-looking statements at some point in the future, EDOC, Pubco and the Company specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by EDOC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

EDOC Acquisition Corp.

7612 Main Street Fishers, Suite 200

Victor, NY 14564

Attn: Kevin Chen, CEO

Tel: (585) 678-1198